Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-44498, 333-49262, 333-26225, 333-28883, 333-28885, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, 333-115028, 333-135128, 333-150508 and 333-156242 on Form S-8, Registration Statement No. 333-64572 on Form S-3, Registration Statements No. 333-37924, 333-38924, 333-40870, 333-44698, 333-46564, and 333-83767 on Form S-3/A, and Registration Statements No. 333-43908, 333-45916, 333-49644 and 333-147951 on Form S-4/A of our report dated March 14, 2008 (February 26, 2009 as to the Discontinued Operations and Reclassifications section of Note 1 and Note 21) relating to the consolidated financial statements and financial statement schedules of the AES Corporation which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedules and includes an  explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” in 2007 and Financial Accounting Standards Board Statement No. 158,”Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” in 2006, appearing in this Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

McLean, Virginia

February 26, 2009